Exhibit 10.5

This AMENDMENT TO GUARANTY AGREEMENT (this "Amendment") is made and entered into on December 21, 2015, by and among Talon Technologies, Inc., a California corporation ("TT"), Tag-It Pacific Limited, a Hong Kong corporation ("TI"; TT and TI are referred to herein individually as a "Guarantor" and collectively as "Guarantors") and Princess Investment Holdings Inc., a Delaware corporation (“Lender”), with reference to the following facts:

A.     Talon International, Inc., a Delaware corporation (“Borrower”), Guarantors and Lender entered into that certain Loan and Reimbursement Agreement, dated as of August 10, 2015, (the "Original Loan Agreement") pursuant to which Borrower was entitled to borrow up to $3,000,000 from Lender. In connection with the Original Loan Agreement, Guarantors executed a Guaranty Agreement, dated as of August 10, 2015, for the benefit of Lender (the "Guaranty Agreement"). Capitalized terms used herein, but not defined herein shall have the meaning therefor set forth in the Guaranty Agreement.

B.     Concurrently herewith, Borrower, Guarantors and Lender are entering into an Amended and Restated Credit Agreement which amends and restates the Original Loan Agreement in its entirety.

C.     The parties desire to amend the Guaranty Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

1.     The Guaranty Agreement is amended as follows:

(a)     The first WHEREAS clause is deleted and replaced with the following:

"Talon International, Inc. (“Borrower”) is a borrower under the Amended and Restated Credit Agreement, dated December 21, 2015, among Borrower, Guarantors and Lender, as lender (as such agreement is amended from time to time, the "Loan Agreement") pursuant to which Borrower is entitled to borrow up to $6,000,000 from Lender on the conditions set forth in the Loan Agreement, which amount may be increased by no more than $2,000,000, in Lender's sole discretion and provided no Event of Default has occurred, to fund strategic investment projects of Borrower, (the "Loan"); capitalized terms used in this Agreement and not specifically defined herein shall have the same meanings assigned to them in the Loan Agreement.

(b)     All references to "Loan Documents" are changed to "Line of Credit Loan Documents".

(c)     The reference to "Section 11 of the Loan Agreement" in Section 15 is changed to "Section 11.12 of the Loan Agreement".

(d)     The reference to "Section 23 of the Loan Agreement" in Section 21 is changed to "Section 11.11(b) of the Loan Agreement".

2.     Except as amended hereby, the Guaranty Agreement remains unchanged and is in full force and effect.

3.     The terms and provisions of this Amendment shall be construed in accordance with, and governed by, the laws of the State of California.

4.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or pdf signature shall be deemed an original signature.

(signatures on following page)

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

Talon Technologies, Inc., a California corporation

By:	/s/ Larry Dyne
Name: Larry Dyne
Title: Chief Executive Officer

Tag-It Pacific Limited, a Hong Kong corporation

By:	/s/ Larry Dyne
Name: Larry Dyne
Title: Director

Princess Investment Holdings Inc.

By:	/s/ Nicola Kilmer-Barber
Name: Nicola Kilmer-Barber
Title: Director and CEO

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